Exhibit 10.3
OMNIBUS AMENDMENT
OPTION ONE OWNER TRUST 2003-5
          This OMNIBUS AMENDMENT (the “Amendment”) dated as of September 28, 2007 is by and among Option One Owner Trust 2003-5 (the “Issuer”), Option One Mortgage Corporation (“OOMC”), in its capacity as loan originator (in such capacity, the “Loan Originator”) and as servicer (in such capacity, the “Servicer”), Option One Mortgage Capital Corporation (“Capital”), Option One Loan Warehouse LLC (formerly known as Option One Loan Warehouse Corporation) (the “Depositor”), Wells Fargo Bank, N.A. (successor-in-interest to Wells Fargo Bank Minnesota, National Association), as indenture trustee (the “Indenture Trustee”), and Citigroup Global Markets Realty Corp. (the “Purchaser”).
PRELIMINARY STATEMENTS:
          A. The Issuer, OOMC, Capital, the Depositor and the Indenture Trustee are parties to that certain Amended and Restated Sale and Servicing Agreement dated as of November 12, 2004 (as amended and waived through the date hereof, the “Sale and Servicing Agreement”).
          B. The Issuer, the Depositor and the Purchaser are parties to that certain Note Purchase Agreement dated as of November 14, 2003 (as amended and waived through the date hereof, the “Note Purchase Agreement”).
          C. The Issuer and the Indenture Trustee are parties to that certain Indenture dated as of November 1, 2003 (as amended and waived through the date hereof, the “Indenture”).
          D. The parties hereto desire to amend the Sale and Servicing Agreement, the Indenture and the Note Purchase Agreement subject to the terms and conditions of this Amendment.
          E. OOMC and Capital acknowledge that the changes to the Sale and Servicing Agreement, the Indenture and the Note Purchase Agreement are conditioned on the termination of the Option One Owner Trust 2007-5A.
          NOW THEREFORE, for good and valuable consideration, the receipt and sufficiency of which are hereby acknowledged, and of the mutual covenants herein contained, the parties hereto hereby agree as follows:
          SECTION 1. Defined Terms. Any terms capitalized but not otherwise defined herein shall have the respective meanings set forth in the Sale and Servicing Agreement or the Indenture.
          SECTION 2. Amendments to the Sale and Servicing Agreement.
          (A) Section 1.01 of the Sale and Servicing Agreement is hereby amended by amending the definition of the term “Revolving Period” in its entirety to read as follows:

     Revolving Period: With respect to the Notes, the period commencing on November 10, 2006 and ending on the earlier of (i) October 30, 2007, and (ii) the date on which the Revolving Period is terminated pursuant to Section 2.07; provided that the Revolving Period shall automatically terminate if the maximum note principal balance under the note purchase agreement entered into between the Depositor, the Purchaser and Option One Owner Trust 2007-5A shall not have been reduced to zero ($0.00) by September 28, 2007.
              (B) The following paragraph is hereby added to Section 11.15 of the Sale and Servicing Agreement, immediately following Section 11.15, reading in its entirety as follows:
“Notwithstanding the foregoing, the Loan Originator agrees that, with respect to any Loans securing the Notes on or after September 28, 2007, the Loan Originator shall provide the Initial Noteholder with any written reports that it has of due diligence reviews it has conducted with respect to such Loans and agrees to reimburse the Initial Noteholder for any and all reasonable out-of-pocket costs and expenses incurred by the Initial Noteholder in connection with the Initial Noteholder’s due diligence reviews with respect to such Loans.”
     SECTION 3. Amendments to the Note Purchase Agreement.
              (A) Section 1.01 of the Sale and Servicing Agreement is hereby amended by amending the definition of the term “Maximum Note Principal Balance” in its entirety to read as follows:
     “Maximum Note Principal Balance” means an amount equal to $150,000,000.
     SECTION 4. Amendments to the Indenture.
              (A) (i) Section 1.01 of the Indenture is hereby amended by adding the following definition:
     “Acceleration Date” means (i) termination of the agreement for the sale of Option One to Cerberus Capital Management on or before October 30, 2007, (ii) any default under, or failure to perform as requested under, or termination of, the Servicing Agreement dated as of December 1, 2006 between Option One Mortgage Corporation, as Servicer and Citigroup Global Markets Realty Corp., as Owner or (iii) Option One, Option One Capital or any of their Affiliates act or fail to act, which action or inaction results in termination for cause of any agreement entered into by Option One, Option One Capital or any of their Affiliates, including without limitation, the Sale and Servicing Agreement, dated as of April 1, 2001, among the Option One Owner Trust 2001-1A, the Depositor, Option One

and the Indenture Trustee, the Sale and Servicing Agreement, dated as of April 1, 2001, among the Option One Owner Trust 2001-2, the Depositor, Option One and the Indenture Trustee, the Second Amended and Restated Sale and Servicing Agreement, dated as of January 1, 2007, among Option One Owner Trust 2002-3, the Depositor, Option One, Option One Capital and the Indenture Trustee, the Sale and Servicing Agreement, dated as of August 8, 2003, among the Option One Owner Trust 2003-4, the Depositor, Option One and the Indenture Trustee, the Sale and Servicing Agreement, dated as of November 1, 2003, among the Option One Owner Trust 2003-5, the Depositor, Option One and the Indenture Trustee and the Sale and Servicing Agreement, dated as of December 30, 2005 among Option One Owner Trust 2005-9, the Depositor, Option One and the Indenture Trustee, in each case as such agreement is amended, supplemented or modified and effective from time to time pursuant to the terms thereof, and such action or inaction entitles any counterparty to declare the Indebtedness thereunder to be due and payable prior to the maturity thereof.
                    (ii) Section 1.01 of the Indenture is hereby amended by amending the definition of the term “Maturity Date” in its entirety to read as follows:
                    “Maturity Date” means October 30, 2007.
               (B) Section 2.06(b) of the Indenture is hereby amended by amending the last sentence of the first paragraph thereof in its entirety to read as follows:
“Notwithstanding the foregoing, the entire unpaid principal amount of the Notes shall be due and payable, if not previously paid, on the earlier of (i) the Maturity Date, (ii) the Redemption Date, (iii) the Final Put Date, (iv) the Acceleration Date and (iv) the date on which an Event of Default shall have occurred and be continuing, if the Indenture Trustee or the Majority Noteholders shall have declared the Notes to be immediately due and payable in the manner provided in Section 5.02 hereof.”
     SECTION 5. Representations. In order to induce the parties hereto to execute and deliver this Amendment, each of the Issuer and the Depositor hereby jointly and severally represents to the other parties hereto and the Initial Noteholder that as of the date hereof, after giving effect to this Amendment, (a) all of its respective representations and warranties in the Note Purchase Agreement and the other Basic Documents are true and correct, and (b) it is otherwise in full compliance with all of the terms and conditions of the Sale and Servicing Agreement.
     SECTION 6. Limited Effect. Except as expressly amended and modified by this Amendment, the Sale and Servicing Agreement, Indenture and the Note Purchase Agreement shall continue in full force and effect in accordance with their respective terms. Reference to this Amendment need not be made in the Sale and Servicing Agreement, Indenture or Note Purchase

Agreement or any other instrument or document executed in connection therewith or herewith, or in any certificate, letter or communication issued or made pursuant to, or with respect to, the Sale and Servicing Agreement, Indenture or the Note Purchase Agreement, any reference in any of such items to the Sale and Servicing Agreement, Indenture or Note Purchase Agreement, as applicable, being sufficient to refer to the Sale and Servicing Agreement, Indenture or Note Purchase Agreement as amended hereby.
     SECTION 7. Fees and Expenses. The Issuer and the Depositor jointly and severally covenant to pay as and when billed, all of the reasonable out-of-pocket costs and expenses incurred in connection with the transactions contemplated hereby and in the other Basic Documents including, without limitation, (i) all reasonable fees, disbursements and expenses of counsel to the Initial Noteholder and (ii) all reasonable fees and expenses of the Indenture Trustee and Owner Trustee and their counsel.
     SECTION 8. GOVERNING LAW. THIS AMENDMENT SHALL BE GOVERNED BY AND CONSTRUED IN ACCORDANCE WITH THE LAWS OF THE STATE OF NEW YORK, WITHOUT REGARD TO THE CONFLICT OF LAWS DOCTRINE APPLIED IN SUCH STATE.
     SECTION 9. Counterparts. This Amendment may be executed by each of the parties hereto on any number of separate counterparts, each of which shall be an original and all of which taken together shall constitute one and the same instrument.
     SECTION 10. Limitation on Liability. It is expressly understood and agreed by the parties hereto that (a) this Amendment is executed and delivered by Wilmington Trust Company, not individually or personally, but solely as Owner Trustee of Option One Owner Trust 2003-5 in the exercise of the powers and authority conferred and vested in it, (b) each of the representations, undertakings and agreements herein made on the part of the Issuer is made and intended not as personal representations, undertakings and agreements by Wilmington Trust Company but is made and intended for the purpose for binding only the Issuer, (c) nothing herein contained shall be construed as creating any liability on Wilmington Trust Company, individually or personally, to perform any covenant either expressed or implied contained herein, all such liability, if any, being expressly waived by the parties hereto and by any Person claiming by, through or under the parties hereto and (d) under no circumstances shall Wilmington Trust Company be personally liable for the payment of any indebtedness or expenses of the Issuer or be liable for the breach or failure of any obligation, representation, warranty or covenant made or undertaken by the Issuer under this Amendment or any other related documents.
     SECTION 11. Direction and Authorization. Citigroup Global Markets Realty Corp., by signing below, represents and warrants that it is the holder of 100% of the Securities and authorizes and directs the Indenture Trustee to waive any Opinion of Counsel contemplated by Section 11.02 of the Sale and Servicing Agreement, or other condition to the amendment of the Sale and Servicing Agreement in the respects provided in this Amendment.
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     IN WITNESS WHEREOF, the parties have executed this Amendment and Consent as of the day and year first above written.

OPTION ONE OWNER TRUST 2003-5, as Issuer		OPTION ONE LOAN WAREHOUSE LLC, as Depositor

By:	Wilmington Trust Company, not in its individual capacity, but solely as Owner Trustee	By: Name: Title:	/s/ William L. O’Neill William L. O’Neill Treasurer

By:	/s/ Jennifer A. Luce

Name:	Jennifer A. Luce
Title:	Sr. Financial Services Officer

OPTION ONE MORTGAGE CORPORATION, as Loan Originator and as Servicer		WELLS FARGO BANK, N.A., as Indenture Trustee

		By:	/s/ Jacquelyn E. Kimball

By:	/s/ William L. O’Neill	Name:	Jacquelyn E. Kimball

Name:	William L. O’Neill	Title:	Vice President
Title:	Senior Vice President

OPTION ONE MORTGAGE CAPITAL CORPORATION		CITIGROUP GLOBAL MARKETS REALTY CORP., as Purchaser

By:	/s/ William L. O’Neill

Name:	William L. O’Neill	By:	/s/ Randy Appleyard

Title:	Vice President	Name:	Randy Appleyard
		Title:	Authorized Agent
Signature Page to Omnibus Amendment
Option One Owner Trust 2003-5